===============================================================================
                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A
                                  (RULE 14A)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           WELLS REAL ESTATE FUND I
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                      -----------------------------------
                           WELLS REAL ESTATE FUND I
                      6200 The Corners Parkway, Suite 250
                            Norcross, Georgia 30092
                               August ___, 2000
                      -----------------------------------


                             AMENDED AND RESTATED
                        CONSENT SOLICITATION STATEMENT
              TO THE LIMITED PARTNERS OF WELLS REAL ESTATE FUND I

Dear Limited Partner:

     On June 25, 2000, we mailed you a Consent Solicitation Statement (the Original Statement) requesting that you approve an amendment to Section 9.3 of the Restated and Amended Certificate and Agreement of Limited Partnership (the Partnership Agreement) of Wells Real Estate Fund I (Wells Fund I) relating to the distribution of net sale proceeds upon the sale of the real estate properties owned by Wells Fund I.

     Since that date, we have received a number of letters and telephone calls from limited partners requesting explanations and clarifications regarding the Original Statement. In addition, it has recently been brought to our attention that a technical provision contained in Section 16.2 of the Partnership Agreement effectively prevents us from amending the Partnership Agreement in the manner described in the Original Statement without obtaining the consent of each limited partner holding Class A Units (Class A Limited Partner). Accordingly, even though we received consent of limited partners of Wells Fund I owning in excess of 50% of the outstanding units, due to the ramifications of Section 16.2 of the Partnership Agreement, we have now determined that we are unable to amend the Partnership Agreement as intended without the consent of each of the Class A Limited Partners.

     As a result of the foregoing, we are mailing to you this Amended and Restated Consent Solicitation Statement (the Restated Statement) on or about August ___, 2000 in order to solicit the consent of each Class A Limited Partner to the amendments to Sections 9.3 and 10.4 of the Partnership Agreement described herein.

The Wells Fund I Bucket Chart

     As we advised you in the Original Statement, during the fourth quarter of 1999, the general partners of Wells Fund I began the process of marketing for sale certain of the real estate properties owned by Wells Fund I. In connection with the initial implementation of this process, the general partners reviewed the terms of the Partnership Agreement relating to the allocation and distribution of net sale proceeds to the limited partners and discovered that the technical provisions of the Partnership Agreement governing the distribution of net sale proceeds were inconsistent with their original intent and, if applied, would require a distribution of net sale proceeds which the general partners believe would be unfair and inequitable to the limited partners holding Class B Units (Class B Limited Partners).

      Attached as Exhibit "A" to this Restated Statement is a copy of the Wells Fund I Bucket Chart which was prepared as a graphic illustration of how the allocations and distributions under the Partnership Agreement were intended to operate and was distributed to the limited partners at the time of their initial investment in Wells Fund I. As you will note, the Wells Fund I Bucket Chart reflects the following order of distribution of the proceeds from a sale or financing of partnership properties:

     . First, a cumulative return of 15% per annum to limited partners on their investments.

     . Second, a return to limited partners of their invested capital.

     . Third, an additional cumulative return of 1% per annum on invested capital to those limited partners who subscribed on or before December 31, 1984.

     . Finally, 85% to the limited partners and 15% to the general partners.

     The foregoing depiction is contrary to the technical language contained in
Section 9.3 of the Partnership Agreement which provides that net sale proceeds be distributed to the partners in accordance with the positive balances in their tax capital accounts. In order to conform the provisions of the Partnership Agreement relating to the allocation and distribution of net sale proceeds to the original intent of the general partners, as reflected by the attached Wells Fund I Bucket Chart, we are soliciting the consent of each Class A Limited Partner to amend the Partnership Agreement to make the allocation of net sale proceeds to limited partners consistent with the original intent of the general partners.

Inequitable Treatment of Class B Limited Partners

     If the general partners were to distribute net sale proceeds based upon the balances in limited partners' tax capital accounts, as would currently be required by the terms of the Partnership Agreement, the Class A Limited Partners would receive an unintended windfall at the expense of the Class B Limited Partners due to the fact that the Class B Limited Partners have little or no positive balances in their tax capital accounts. This would result in what we believe to be unfair and inequitable treatment of the Class B Limited Partners, who have received no distributions of cash flow from operations during the entire term of the Partnership. Some Class A Limited Partners have expressed the sentiment that we should leave the allocations and distributions alone since, in their belief, the limited partners knew their respective rights and benefits of their investments at the time of their original purchases. We strongly believe that the Class B Limited Partners did not appreciate the ramifications of the technical provisions of Section 9.3 of the Partnership Agreement at the time they invested, especially in light of the contrary information contained in the Wells Fund I Bucket Chart and subsequent information we have distributed to the limited partners throughout the term of the Partnership.

     To date, each limited partner has received the intended attributes of his investment. Class A Limited Partners have received cash distributions from operating cash flow, and Class B Limited Partners have received allocations of tax losses. At this point in time, the general partners intend to distribute the net sale proceeds to the limited partners in a manner that would provide both the Class B Limited Partners and the Class A Limited Partners with a cumulative return on their investments of 15% to be followed by a return of invested capital, consistent with the attached Wells Fund I Bucket Chart.

Proposed Amendments to Partnership Agreement

     Before the general partners proceed further with the marketing and sale of partnership properties and the distribution of the net sale proceeds to the limited partners, the general partners desire to obtain the consent of each Class A Limited Partner to amend the Partnership Agreement to change and clarify the manner in which net sale proceeds will be allocated and distributed among the Class A Limited Partners and the Class B Limited Partners as follows:

     . First, the Class B Limited Partners should receive distributions of net sale proceeds in an amount necessary to provide them with cash distributions on a per unit basis equal to the cash distributions previously paid to the Class A Limited Partners on a per unit basis.

     . Second, net sale proceeds, to the extent available, should be distributed to the Class A Limited Partners and Class B Limited Partners on a per unit basis until each limited partner receives distributions equal to a 15% annual return on his invested capital.

     . Third, net sale proceeds, to the extent available, should be distributed to the Class A Limited Partners and Class B Limited Partners on a per unit basis until each limited partners receives a return of his invested capital.

     . Fourth, net sale proceeds, to the extent available, should be distributed to those Class A Limited Partners and Class B Limited Partners who subscribed for their units on or before December 31, 1984 on a per unit basis until each such limited partner receives his Early Investment Incentive Bonus in the amount of an additional 1% annual return on his invested capital.

     . Finally, any remaining net sale proceeds would be distributed 85% to the Class A Limited Partners and the Class B Limited Partners on a per unit basis and 15% to the general partners.

     In addition, in order to fairly allocate the taxable gain resulting from the proposed sale of the partnership's properties and to avoid unfairly allocating taxable gain to Class A Limited Partners at times when they may not be receiving distributions of net sale proceeds, the general partners are also requesting that the Partnership Agreement be amended to allocate taxable gain from the sale of properties in direct proportion to the distribution of net sale proceeds.

     The general partners believe that amending the Partnership Agreement in accordance with this Restated Statement is the most fair and equitable method for distributing net sale proceeds to the limited partners and is consistent with the general partners' original intent as reflected by the Wells Fund I Bucket Chart which was distributed to the limited partners.

Text of Proposed Amendments to the Partnership Agreement

     It is recommended that Section 9.3 of Article IX of the Partnership Agreement be deleted in its entirety and that the following provision be inserted in lieu thereof:

       "9.3  Net Sale Proceeds.  Except as otherwise provided for in Section 9.4
             -----------------
     hereof in connection with a dissolution and liquidation of the Partnership, and except for the potential reinvestment of Net Sale Proceeds as provided in Section 11.3(g) hereof, Net Sale Proceeds, to the extent available, shall be distributed as follows and in the following priority: (a) first, to each Limited Partner holding Class B Units, in proportion to and to the extent of, the amount, if any, necessary to give each Limited Partner holding Class B Units an amount of Net Sale Proceeds equal to the excess Cash Available for Distribution received prior to the Sale Date by each Limited Partner holding Class A Units under Section 9.1(a)(i) hereof, assuming said Limited

     Partners had purchased an equivalent number of Units on the same date; (b) then, to the Limited Partners until each Limited Partner has received his Cumulative Distribution; (c) then, to the Limited Partners until each Limited Partner has received aggregate Partnership distributions in an amount equal to his Capital Contribution; (d) then, to those Limited Partners who subscribed for their Units on or before December 31, 1984, until each such Limited Partner has received his Early Investment Incentive Bonus; and (e) finally, eighty-five percent (85%) thereof to the Limited Partners and fifteen percent (15%) thereof to the General Partners. "Cumulative Distribution" means an amount equal to a cumulative (but not compounded) fifteen percent (15%) per annum return on a Partner's Adjusted Capital Contribution for the period commencing on the last day of the month in which the capital was received by the Partnership and ending on the date as of which such distribution is completed. "Early Investment Incentive Bonus" means an additional cumulative (but not compounded) one percent (1%) per annum return on a Partner's Adjusted Capital Contribution commencing on the last day of the month in which the capital was received by the Partnership and ending on the date as of which such distribution is completed."

     It is also recommended that Section 10.4 of Article X of the Partnership Agreement be amended by deleting Section 10.4(c) in its entirety and inserting the following provision in lieu thereof:

       "(c) Then, to the Limited Partners, in proportion to and to the extent of the amount of Net Sale Proceeds distributed to each such Limited Partner pursuant to Section 9.3 hereof;"

Effect of Approval of the Proposed Amendments to the Partnership Agreement

       If the amendments to the Partnership Agreement proposed hereby are approved by each of the Class A Limited Partners, net sale proceeds will be allocated and distributed as described in the "Proposed Amendments to Partnership Agreement" and the "Text of Proposed Amendments to the Partnership Agreement" sections of this Restated Statement rather than in accordance with the tax capital account balances of the limited partners.

Cessation of Marketing and Sale Efforts

     The general partners are not required to offer the partnership's properties for sale at any stated time, and the general partners do not intend to further market the real estate properties for sale until they receive the required consents from the Class A Limited Partners necessary to approve the proposed amendments to the Partnership Agreement. As a practical matter, until these outstanding issues relating to the proper order of allocating and distributing net sale proceeds are resolved, the general partners will have no basis for distributing net sale proceeds among the limited partners resulting from any such sales. Accordingly, the general partners do not intend to either market properties or make distributions of net sale proceeds from properties sold until they receive the required consent from the Class A Limited Partners necessary to approve the proposed amendments to the Partnership Agreement.

     If the amendments to the Partnership Agreement proposed in this Restated Statement are approved by the Class A Limited Partners, the general partners agree to continue the process of marketing the real estate properties owned by Wells Fund I for sale and to use their best efforts to sell all such properties and distribute the net sale proceeds received therefrom by December 31, 2002.

Waiver of Property Management Fees

     In the event that we receive a sufficient amount of votes of the Class A Limited Partners to amend the Partnership Agreement, as proposed hereby, Wells Management Company, Inc. (Wells Management), an affiliate of the general partners, has agreed to forgive all property management fees owed by Wells Fund I for property management services performed by Wells Management. The amount of such fees owed to Wells Management is currently estimated to be $2,400,000, and such fees continue to accrue on a monthly basis during the term of the partnership as property management services are performed by Wells Management.

     If Wells Management did not agree to forgive this obligation of Wells
Fund I, the first monies received by Wells Fund I upon the sale of a partnership property would be required to be paid to Wells Management as reimbursement for its deferred property management fees prior to making any distributions to limited partners thereby substantially reducing the amount of net sale proceeds remaining to be distributed to the limited partners.

Required Approval of Class A Limited Partners Only

     Section 16.2 of the Partnership Agreement provides that the Partnership Agreement shall not be amended to diminish the rights or benefits to which any of the partners are entitled under the Partnership Agreement without the consent
of each partner who would be adversely affected thereby.   Because of this
provision, the consent of each of the Class A Limited Partners is required to authorize and approve the amendments to the Partnership Agreement proposed hereby.

Recommendation of the General Partners

     The general partners recommend that each Class A Limited Partner vote in favor of the proposed amendments to the Partnership Agreement by checking the "YES" box on the Consent Form enclosed. All Class A Limited Partners owning units of Wells Fund I are requested to vote on this matter regardless of the number of units you own. If you own both Class A Units and Class B Units, you should vote all of your units. We are providing this Restated Statement to the Class B Limited Partners for information purposes only, and Class B Limited Partners do not need to return a Consent Form to us.

     Upon obtaining the required consent from the Class A Limited Partners to amend the Partnership Agreement as recommended hereby, the general partners agree to continue the process of marketing the real properties owned by the partnership for sale and to use their best efforts to sell all such properties and distribute the net sale proceeds received therefrom by December 31, 2002. Moreover, in the event that the requested approval from the Class A Limited Partners is obtained, the general partners agree to cause Wells Management to forgive the property management fees owed to it by Wells Fund I, which are currently estimated to be $2,400,000 and which obligation continues to accrue on a monthly basis as property management services are provided.

     The general partners will receive no economic benefits as a result of the approval of the proposed amendment to the Partnership Agreement.

     Please review the information contained in this Restated Statement carefully, and complete, sign and return the enclosed Consent Form as quickly as possible. A postage-paid return envelope has been included for your convenience.

     The information contained in this Restated Statement is accurate only as of the date above and the general partners undertake no obligation to update any information contained in this Restated Statement after the date hereof.

     If you have any questions about the enclosed material, please contact Doug Williams or Kim Comer at Wells Investor Services Department at (800) 557-4830.

                                        Very truly yours,

                                        WELLS REAL ESTATE FUND I

How Wells Real Estate Fund I works for you.                            Exhibit A


                                    [graph]


This graphic depicts an office building at the top with three pipes flowing down to illustrate the various benefits of investing in Wells Real Estate Fund I.

The first pipe shows the sequence of annual cash distributions from operations. This pipe flows downward into a bucket which represents the Class A Limited Partners. The caption below this bucket reads "First...The Cash-First Investors (Class A) receive a 9% return on their investment." The pipe continues downward to another bucket which represents the Class B Limited Partners. The caption below this bucket reads "Then...The Tax Advantaged Investors (Class B) receive a return of 9% on their investment." The pipe continues downward to another bucket which represents the General Partners. The caption below this bucket reads "Then...The General Partners receive an amount equal to 9/10 of 1% of the adjusted capital distributions." The pipe continues downward and branches out into two separate pipes. The left pipe further branches into two separate pipes into two buckets which represent the Class A Limited Partners and the Class B Limited Partners. The right pipe continues down into a bucket which represents the General Partners. The caption beside these buckets reads "And Finally...The Class A and Class B Investors share 90% pro rata. And the General Partners receive 10%."

The second pipe shows the annual tax benefits to be received by the investors. The pipe branches into two separate pipes which empties into two buckets which depicts the General Partners receiving 1% of such tax benefits and the Class B Limited Partners receiving 99% of such tax benefits.

The third pipe shows the sequence of distributions each time there is a sale of a property or a refinancing. The pipe flows downward and branches into two separate pipes. The pipes each flow into a bucket which depicts the Class A Limited Partners and the Class B Limited Partners receiving "Capital +15%". The caption beside these buckets reads "*Cumulative return on investment to date increased to 15% plus return of capital." A pipe flows out of each bucket and continues downward and branches into two separate pipes. The left pipe further branches into two separate pipes into two buckets which represent the Class A Limited Partners and the Class B Limited Partners. The right pipe continues down into a bucket which represents the General Partners. The caption beside these buckets reads "*Then...Distribute 85% to the Class A and Class B Investors and 15% to the General Partners. Early Incentive Bonus allocations made at this time."

The bottom of the graph contains the following language: "This graphic contains generalizations in order to illustrate the various distributions. Each investor should refer to the prospectus for a more complete description of these distributions. * Disproportionate allocations of cash available for distribution and tax deductions may alter these percentages."

                                  CONSENT FORM
                            WELLS REAL ESTATE FUND I

                 CONSENT TO AMENDMENTS TO PARTNERSHIP AGREEMENT
                          OF WELLS REAL ESTATE FUND I


       The undersigned Class A Limited Partner, having received the Amended and Restated Consent Solicitation Statement (the "Restated Statement") requesting consent to the proposed amendments to Sections 9.3 and 10.4 (the "Proposed Amendments") of the Restated and Amended Certificate and Agreement of Limited Partnership dated July 30, 1984 (the "Partnership Agreement"), as described therein, does hereby vote all units held of record by the undersigned Class A Limited Partner as follows:

       This Consent Form when properly executed will be voted in the manner directed herein by the undersigned Class A Limited Partner. If an executed Consent Form is returned but no direction is made, this Consent Form will be voted for the Proposed Amendments. This Consent Form must be signed and dated.





                          (Continued on Reverse Side)

                          (Continued From Other Side)

                  THE GENERAL PARTNERS RECOMMEND THAT YOU VOTE
      "FOR" THE PROPOSED AMENDMENTS AS DESCRIBED IN THE RESTATED STATEMENT


     Proposal to approve the Proposed Amendments to Sections 9.3 and 10.4 of the Partnership Agreement of Wells Real Estate Fund I as described in the Restated Statement.

       [ ]  FOR          [ ]  AGAINST          [ ]  ABSTAIN




Date:                                       Signature
          -------------------                         -------------------

Date:                                       Signature
          -------------------                         -------------------

                               [Insert ID Label]


Please sign exactly as name appears on this Consent Form. When units are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE CONSENT FORM PROMPTLY USING THE ENCLOSED ENVELOPE.